UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 14, 2005

Date of Report (Date of earliest event reported)

ACCESS ANYTIME BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28894	85-0444597
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

5210 Eubank Blvd, NE

Albuquerque, New Mexico 87111

(Address of principal Executive offices)

(505) 299-0900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐                                    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On December 13, 2005, the board of directors of Access Anytime BanCorp, Inc. (“Access”) took the following actions, subject to and in connection with the anticipated closing of the merger of Access into First State Bancorporation (the “Merger”):

1.             Officer Employment Agreements.  The board approved three letter agreements to address the salary and employment benefits due to each of the following officers of Access and AccessBank under their respective employment agreements as a result of the termination of their employment upon the closing of the Merger.  Pursuant to the Letter Agreement dated December 13, 2005 among Access, AccessBank and Norman R. Corzine, Mr. Corzine will receive $519,771 in salary and employment benefits and title to a 2004 Lexus Wagon and will release the companies from all claims arising out of his employment agreement.  Pursuant to the Letter Agreement dated December 13, 2005 among Access, AccessBank and Don K. Padgett, Mr. Padgett will receive $402,857 in salary and employment benefits and title to a 2002 Nissan Pathfinder and will release the companies from all claims arising out of his employment agreement. Pursuant to the Letter Agreement dated December 13, 2005 among Access, AccessBank and Kenneth J. Huey, Jr., Mr. Huey will receive $91,328 in salary and employment benefits and title to a 2004 Nissan Maxima and will release the companies from all claims arising out of his employment agreement.

2.             Forgiveness of the outstanding loan between Access and the AccessBank Profit-Sharing and Employee Stock Ownership Plan (the “Plan”) and the Amendment and Termination of the Plan. The board approved the forgiveness of the outstanding principal on the exempt loan between the Plan and Access, effective December 29, 2005.    All unallocated shares held in the Plan’s ESOP suspense account will be allocated to participants within the annual addition limits of Section 415 of the Internal Revenue Code.  The board also approved the termination of the Plan, effective December 30, 2005.  In conjunction with the termination of the Plan, the board approved an amendment to the Plan, to permit diversification of the employer stock held in the Plan and to modify certain allocation and vesting provisions of the Plan.

3.             Amendment and Termination of the Access Non-Employee Director Retainer Plan (the “DRP”).  The board approved an amendment to the DRP whereby any cash dividend declared by the board in December 2005, or anytime thereafter, will not be payable or awarded to the participant as a stock unit.  The participant, instead, will receive a cash payment on the date such dividend is paid, or, if earlier, upon termination of the DRP.  The board also approved the termination of the DRP effective December 30, 2005.

4.             Amendment and Termination of the Executive Savings Plan for AccessBank (the “ESP”).  The board approved an amendment to the ESP to permit the immediate lump sum distribution of amounts held in the ESP upon its termination.  The board also approved the termination of the ESP effective December 30, 2005.  Upon termination, all amounts held in the ESP will immediately become due and payable to the participants.

Item 8.01  Other Events

Shareholders approve the Merger.  On December 13, 2005, at a special meeting of stockholders of Access, the stockholders approved and adopted the Agreement and Plan of Merger, dated as of August 31, 2005 and amended as of September 29, 2005, by and among First State Bancorporation (“First State”), Access and AccessBank, pursuant to which Access will merge with and into First State.  Of the 1,727,725 shares of Access common stock issued, outstanding and entitled to vote, 1,324,745 shares (76.68%) were voted for the Merger.   Concurrent with the Merger, AccessBank will merge into First Community Bank, formerly known as First State Bank N.M., a New Mexico state chartered bank and a wholly owned subsidiary of First State.  As a result of the merger, the stockholders of Access will receive .791 shares of First State common stock in exchange for each share of common stock of Access.  The transaction is subject to various customary closing conditions, including receipt of applicable regulatory approvals and is expected to close on or around January 3, 2006.

Cash Dividend.  At a meeting of the board of directors of Access on December 13, 2005, the board declared and approved, subject to the closure of the Merger, a cash dividend of $0.35 on each share of Access common stock payable to all stockholders of record at the close of business on December 13, 2005.  It is expected that the cash dividend will be paid on January 16, 2006.

Forward-Looking Statements

Statements made in this Form 8-K and other documents that Access files with the SEC that relate to future events or Access’s expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon current expectations and estimates and Access assumes no obligation to update this information.  Because actual results may differ materially from those expressed or implied by forward-looking statements, Access cautions readers not to place undue reliance on these statements.  Factors that could cause actual results to differ, and that could affect Access’s future financial condition, cash flow and operating results include changes in economic conditions in Access’s market area, including the suggested changes at Cannon Air Force Base in Clovis, New Mexico, the failure to obtain approvals for the proposed acquisition of Access by First State from regulators or other groups, timing of the close or the failure to close or satisfy other conditions to closing the proposed acquisition of Access by First State, disruption from the proposed acquisition of Access by First State, making it more difficult to maintain relationships with customers or employees, loss of personnel or the ability to hire suitable personnel, changes in policies or adverse decisions by regulatory agencies, fluctuations in interest rates, demand for loans in Access’s market area, and competition.  Further discussion regarding the factors affecting Access that could cause actual results to differ from those expressed or implied by Access’s forward-looking statements is contained in Access’s current and future Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS ANYTIME BANCORP, INC.

DATE: December 14, 2005
	By:	/s/ Norman R. Corzine
Norman R. Corzine, Chairman of the Board
and Chief Executive Officer
(Duly Authorized Representative)